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                                 EXHIBIT 16.1

                         [ARTHUR ANDERSEN LETTERHEAD]


December 18, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen:

    We have read Item 4 of Form 8-K, dated December 18, 1998, of Colorado Gaming & Entertainment Co. (the "Registrant") and are in agreement with the statements contained in paragraphs 4(a)(i), (ii), (iv) and (v) therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.


                                       /s/  Arthur Andersen LLP


                                       Arthur Andersen LLP